Exhibit 10.55

[Corsair letterhead]

[            ], 2012

Dear Mr. [            ],

In connection with our IPO, you have executed a Lock-Up Letter Agreement (the “Agreement”) which, among other things, freezes your ability to exercise vested stock options until the expiration thereof. In the event you are involuntarily terminated without cause prior to the expiration of the lock up period as described in that Agreement, you could be in a situation where the right to exercise your vested stock options would expire prior to the expiration of the lock-up period.

In order to address this situation, the Board of the Company has determined that in the event you are involuntarily terminated without cause during the lock-up period as described in the Agreement, the exercise period for vested options shall be extended through the date which is thirty (30) days after the expiration of the lock-up period.

Please signify your agreement with this understanding in the space provided below and return one fully executed agreement to the undersigned.

Sincerely,

CORSAIR COMPONENTS, INC.

[By:]

[Its:]

AGREED:

[Andrew J. Paul/Nicholas B. Hawkins/Robert R. Weis/José R. Flahaux/Frederick M. Gonzalez/John K. Allen]